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                                                                    EXHIBIT 16.2

BUCKLEY DODDS
Chartered Accounts                         Suite 1140 - 1185 West Georgia Street
                                                  Vancouver, B.C. Canada V6E 4E6
                                                       Telephone: (604) 688-7227
                                                             Fax: (604) 681-7716


March 21, 2000



U.S. Securities and Exchange Commission
Washington, D.C. 20549
U.S.A.




Dear Sirs:

RE: INTERACTIVE TELESIS INC., FORM-10SB, PART II, ITEM 3



We are the former accountants for Interactive Telesis, Inc. This response is in accordance with Form 304(a)(3) OF Regulations S-B, and concerns the statements made in Part II, Item 3, of Form 10-SB titled "agreements with Accountants."

We agree with the statements made in the above referenced section.

Please contact the undersigned if you have any questions.

Yours truly,

BUCKLEY DODDS


/s/ BUCKLEY DODDS
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/s/ GEOFFREY DODDS
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Geoffrey Dodds
Chartered Accountant